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                                                                    EXHIBIT 10.1

                               PURCHASE AGREEMENT

                  This PURCHASE AGREEMENT, dated as of September 30, 1999, is made and entered into by and between BGLS Holding Inc., a Delaware corporation ("PURCHASER"), and BGLS Inc., a Delaware corporation ("Seller"). Capitalized terms not otherwise defined herein have the meanings set forth in SECTION 4.01.

                  WHEREAS, the Purchaser is a direct wholly-owned subsidiary of Brooke Group Ltd. (the "Holding Company"), which changed its name on the date hereof from "BGL Successor Inc." to "Brooke Group Ltd." and is the successor of Brooke Group Holding Inc. (the "Predecessor"), a Delaware corporation which changed its name on the date hereof from "Brooke Group Ltd." to "Brooke Group Holding Inc."; and

                  WHEREAS, immediately prior to the consummation of the transactions contemplated by this Agreement, pursuant to Section 251(g) of the Delaware General Corporation Law and the Agreement and Plan of Merger, dated as of the date hereof, by and among the Predecessor, Holding Company and BGL Merger Inc., a wholly-owned subsidiary of the Purchaser ("BGL MERGER"), BGL Merger merged (the "MERGER") with and into the Predecessor, and Predecessor became a direct wholly-owned subsidiary of the Purchaser; and

                  WHEREAS, promptly following the consummation of the transactions contemplated by this Agreement, the Purchaser will change its name from "BGLS Holding Inc." to "BGLS Inc." and the Seller will change its name from "BGLS Inc." to "Old BGLS Inc."; and

                  WHEREAS, Seller, a direct wholly-owned subsidiary of Predecessor, owns (i) ten (10) shares of common stock of Brooke (Overseas) Ltd., a Delaware corporation ("BOL"), (ii) one hundred (100) shares of common stock of Old CPI, Inc., a Delaware corporation ("CPI"), and (iii) one hundred (100) shares of common stock of New Valley Holdings, Inc., a Delaware corporation ("NVH") and, together with BOL and CPI, the "COMPANIES"), together constituting all issued and outstanding shares of capital stock of the Companies (such shares collectively being referred to herein as the "SHARES"); and

                  WHEREAS, pursuant to a Pledge and Security Agreement dated as of January 1, 1996 (the "PLEDGE AGREEMENT") between the Seller and State Street Bank and Trust Company, as successor to Fleet National Bank of Massachusetts, as successor Trustee (the "TRUSTEE") under the Indenture dated as of January 1, 1996 (the "INDENTURE") between the Seller and the Trustee, the Seller has pledged all of the Shares to the Trustee to secure the Debt Obligations (as hereinafter defined); and


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                  WHEREAS, Seller desires to sell, and Purchaser desires to
purchase, the Shares on the terms and subject to the conditions set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                           SALE OF SHARES AND CLOSING

                  1.01 PURCHASE AND SALE. Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, all of the right, title and interest of Seller in and to the Shares at the Closing on the terms and subject to the conditions set forth in this Agreement.

                  1.02 CONSIDERATION. In consideration for the Shares, Seller shall transfer and assign to Purchaser, and Purchaser shall assume and agree to perform and discharge (i) pursuant to a Supplemental Indenture (the "SUPPLEMENTAL INDENTURE") and an Amendment to the Pledge Agreement (the "PLEDGE AGREEMENT Amendment"), all of Seller's obligations (the "DEBT OBLIGATIONS") under the Indenture, pursuant to which Seller has issued and outstanding Series B Senior Secured Notes due 2001 in the aggregate principal amount of approximately $93,070,000 as of the date hereof, and is obligated to pay accrued interest equal to approximately $30,941,000 as of the date hereof, and (ii) all of Seller's liability (the "PENSION LIABILITY") as Plan Sponsor of the Retirement Plan of Liggett Group Inc. for Salaried Non-Bargaining Unit Employees, Retirement Plan of Liggett Group Inc. for Bargaining Unit and Hourly Employees and the Special Pension Plan of Liggett Group Inc., pursuant to which Seller had a pension benefit liability of approximately $8,700,000 as of the date hereof.

                  1.03 CLOSING. The Closing will take place at such place as Purchaser and Seller mutually agree, immediately following the effective time of the Merger. At the Closing, Purchaser will assume and agree to perform and discharge the Debt Obligations, pursuant to the Supplemental Indenture and the Pledge Agreement Amendment, and the Pension Liability. Simultaneously, Seller will assign and transfer to Purchaser all of Seller's right, title and interest in and to the Shares by delivering to Purchaser with respect to the Shares, duly executed stock powers endorsed in blank, with requisite stock transfer tax stamps, if any, attached. At or prior to the Closing, Seller shall deliver to the Trustee, pursuant to Section 6.01(4) of the Indenture, an Officers' Certificate and an Opinion of Counsel.







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                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller hereby represents and warrants to Purchaser as follows:

                  2.01 ORGANIZATION OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Seller has full corporate power and authority to execute and deliver this Agreement, the Supplemental Indenture and the Pledge Agreement Amendment and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including without limitation to own, hold, sell and transfer the Shares pursuant to this Agreement.

                  2.02 AUTHORITY. The execution and delivery by Seller of this Agreement, the Supplemental Indenture and the Pledge Agreement Amendment, and the performance by Seller of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors and the sole stockholder of Seller, no other corporate action on the part of Seller or its stockholder being necessary. This Agreement, the Supplemental Indenture and the Pledge Agreement Amendment have been duly and validly executed and delivered by Seller and constitute legal, valid and binding obligations of Seller enforceable against Seller in accordance with their terms.

                  2.03 ORGANIZATION OF THE COMPANIES. The Companies are corporations duly organized, validly existing and in good standing under the Laws of their respective jurisdictions of organization, and have full corporate power and authority to conduct their businesses as and to the extent now conducted and to own, use and lease their Assets and Properties.

                  2.04  CAPITAL STOCK.

                  (a) The authorized capital stock of BOL consists solely of one hundred (100) shares of common stock, par value $.01 per share, 10 shares of which have been issued.

                  (b) The authorized capital stock of CPI consists solely of one hundred (100) shares of common stock, par value $.01 per share, 100 shares of which have been issued.

                  (c) The authorized capital stock of NVH consists solely of one hundred (100) shares of common stock, par value $.01 per share, 100 shares of which have been issued.

                  (d) The Shares are duly authorized, validly issued, outstanding, fully paid and nonassessable. Seller owns the Shares, beneficially and of record, free and clear of all Liens, other than under the Indenture and the Pledge Agreement. Except for this Agreement, there are no outstanding Options with respect to the Companies. The delivery at the Closing of stock powers with respect to the Shares, in the manner provided in SECTION 1.03, will transfer to





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Purchaser good and valid title to the Shares, free and clear of all Liens, other than under the Indenture and the Pledge Agreement.

                  2.05 NO CONFLICTS. The execution and delivery by Seller of this Agreement, the Supplemental Indenture and the Pledge Agreement Amendment do not, and the performance by Seller of its obligations under this Agreement, the Supplemental Indenture and the Pledge Agreement Amendment and the consummation of the transactions contemplated hereby and thereby, will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or bylaws (or other comparable corporate charter documents) of Seller, any Company or any Subsidiary;

                  (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Seller, any Company or any Subsidiary or any of their respective Assets and Properties; or

                  (c) (i) conflict with or result in a violation or breach of,
(ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Seller, any Company or any Subsidiary to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon Seller, any Company or any Subsidiary or any of their respective Assets and Properties under, any material Contract or License to which Seller, any Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound.

                  2.06 GOVERNMENTAL APPROVALS AND FILINGS. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Seller, any Company or any Subsidiary is required in connection with the execution, delivery and performance of this Agreement, the Supplemental Indenture or the Pledge Agreement Amendment or the consummation of the transactions contemplated hereby or thereby.









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                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser hereby represents and warrants to Seller as follows:

                  3.01 ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Purchaser has full corporate power and authority to execute and deliver this Agreement, the Supplemental Indenture and the Pledge Agreement Amendment, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

                  3.02 AUTHORITY. The execution and delivery by Purchaser of this Agreement, the Supplemental Indenture and the Pledge Agreement Amendment, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of Purchaser, no other corporate action on the part of Purchaser or its stockholders being necessary. This Agreement, the Supplemental Indenture and the Pledge Agreement Amendment have been duly and validly executed and delivered by Purchaser and constitute legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms.

                  3.03 NO CONFLICTS. The execution and delivery by Purchaser of this Agreement, the Supplemental Indenture and the Pledge Agreement Amendment do not, and the performance by Purchaser of its obligations under this Agreement, the Supplemental Indenture and the Pledge Agreement Amendment and the consummation of the transactions contemplated hereby and thereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or bylaws (or other comparable corporate charter document) of Purchaser;

                  (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser or any of its Assets and Properties; or

                  (c) (i) conflict with or result in a violation or breach of,
(ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Purchaser or any of its Assets or Properties under, any material Contract or License to which Purchaser is a party or by which any of its Assets and Properties is bound.






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                  3.04 GOVERNMENTAL APPROVALS AND FILINGS. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement, the Supplemental Indenture or the Pledge Agreement Amendment or the consummation of the transactions contemplated hereby or thereby.

                                   ARTICLE IV

                                   DEFINITIONS

                  4.01 DEFINITIONS. As used in this Agreement, the following defined terms have the meanings indicated below:

                  "AGREEMENT" means this Purchase Agreement, as the same shall be amended from time to time.

                  "ASSETS AND PROPERTIES" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, investment assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and intellectual property.

                  "BGL MERGER" has the meaning ascribed to it in the forepart of this Agreement.

                  "CLOSING" means the closing of the transactions contemplated by SECTION 1.03.

                  "COMPANIES" has the meaning ascribed to it in the forepart of this Agreement.

                  "CONTRACT" means any agreement, lease, license, evidence of indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

                  "DEBT OBLIGATIONS" has the meaning ascribed to it in SECTION 1.02.

                  "GOVERNMENTAL OR REGULATORY AUTHORITY" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

                  "INDENTURE" has the meaning ascribed to it in the forepart of this Agreement.

                  "LAWS" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any



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domestic or foreign state, county, city or other political subdivision or of any
Governmental or Regulatory Authority.

                  "LICENSES" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

                  "LIENS" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

                  "MERGER" has the meaning ascribed to it in the forepart of this Agreement.

                  "OPTION" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or
(ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any shares of capital stock of such Person are voted.

                  "ORDER" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                  "PENSION LIABILITY" has the meaning ascribed to it in SECTION 1.02.

                  "PERSON" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                  "PLEDGE AGREEMENT" has the meaning ascribed to it in the forepart of this Agreement.

                  "PLEDGE AGREEMENT AMENDMENT" has the meaning ascribed to it in
SECTION 1.02.

                  "PLEDGED SHARES" has the meaning ascribed to it in the forepart of this Agreement.

                  "PREDECESSOR" has the meaning ascribed to it in the forepart of this Agreement.

                  "PURCHASER" has the meaning ascribed to it in the forepart of this Agreement.

                  "SELLER" has the meaning ascribed to it in the forepart of this Agreement.




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                  "SHARES" has the meaning ascribed to it in the forepart of this Agreement.

                  "SUBSIDIARY" means any Person in which any of the Companies, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person.

                  "SUPPLEMENTAL INDENTURE" has the meaning ascribed to it in
SECTION 1.02.

                  "TRUSTEE" has the meaning ascribed to it in the forepart of this Agreement.

                                    ARTICLE V

                                  MISCELLANEOUS

                  5.01 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                  If to Purchaser, to:

                  BGLS Holding Inc.
                  100 S.E. Second Street
                  Miami, Florida  33131
                  Facsimile No.:  (305) 579-8001
                  Attn:  Bennett S. LeBow

                  If to Seller, to:

                  BGLS Inc.
                  100 S.E. Second Street
                  Miami, Florida  33131
                  Facsimile No.:  (305) 579-8001
                  Attn:  Bennett S. LeBow









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                  with a copy to:

                  Milbank, Tweed, Hadley & McCloy
                  1 Chase Manhattan Plaza
                  New York, New York  10005
                  Facsimile No.:  (212) 530-5219
                  Attn:  Mark Weissler, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 5.01, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 5.01, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 5.01, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 5.01). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

                  5.02 ENTIRE AGREEMENT. This Agreement, the Supplemental Indenture and the Pledge Agreement Amendment supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof, and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

                  5.03 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

                  5.04 AMENDMENT. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

                  5.05 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

                  5.06 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Purchaser may assign any or all of its





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rights, interests and obligations hereunder to a wholly-owned subsidiary, provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and permitted assigns.

                  5.07 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  5.08 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York applicable to a Contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

                  5.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


























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                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                        BGLS HOLDING INC.


                                        By: /s/ Richard J. Lampen
                                            --------------------------------
                                            Name:  Richard J. Lampen
                                            Title: Executive Vice President

                                        BGLS INC.


                                        By: /s/ Joselynn D. Van Siclen
                                            --------------------------------
                                            Name:  Joselynn D. Van Siclen
                                            Title: Vice President and Chief
                                                     Financial Officer


















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